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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934
Filed by the Registrant  ☑
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12
Realogy Holdings Corp.
(Name of Registrant as Specified In Its Charter)
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Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)Title of each class of securities to which transaction applies:
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(2)Aggregate number of securities to which transaction applies:
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(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)Proposed maximum aggregate value of transaction:
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(5)Total fee paid:
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☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)Amount Previously Paid:
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(2)Form, Schedule or Registration Statement No.:
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(3)Filing Party:
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(4)Date Filed:
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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 6, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Realogy Holdings Corp. (the “Company” or "Realogy"), dated March 17, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company' s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 6, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders and others on or about April 6, 2020.
This Notice Should Be Read in Conjunction with the Proxy Statement.
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NOTICE OF CHANGE OF LOCATION
ANNUAL MEETING OF STOCKHOLDERS OF REALOGY HOLDINGS CORP.
TO BE HELD ON MAY 6, 2020
The location of the 2020 Annual Meeting of Stockholders of Realogy Holdings Corp. (the "Annual Meeting") has been changed to a virtual only meeting in light of public health and safety concerns related to the coronavirus (COVID-19) pandemic and recommendations and orders from federal and New Jersey authorities. Stockholders will not be able to attend the Annual Meeting in person.
As previously announced, the Annual Meeting will be held on Wednesday, May 6, 2020 at 9:00 a.m., Eastern Daylight Time. The virtual Annual Meeting will be hosted at www.meetingcenter.io/237732452 (which we call the Annual Meeting Website). The password for the Annual Meeting Website is RLGY2020 (Meeting ID 237732452).
Stockholders of record at the close of business on March 10, 2020 (the record date for the Annual Meeting) may virtually join the Annual Meeting by going to the Annual Meeting Website and entering the meeting password and the control number found on their proxy card.
Stockholders who held their shares through a broker, bank or other nominee on the record date for the Annual Meeting (also called beneficial holders) must register in advance to participate in the Annual Meeting. To register, beneficial holders must first obtain a legal proxy, executed in their favor, from their broker, bank or other nominee. Proof of such legal proxy (e.g., a forwarded email from the beneficial holder's broker, bank or other nominee with the legal proxy attached, or an image of the legal proxy attached to the email) must be sent via email to Computershare at legalproxy@computershare.com and labelled "Legal Proxy" in the subject line. Requests for registration must be received by Computershare no later than 2:00 p.m. EDT, on Friday, May 1, 2020. Beneficial holders will receive a confirmation of registration, with a control number, by email from Computershare and may virtually join the Annual Meeting by going to the Annual Meeting Website and entering their control number and the meeting password. Beneficial holders who do not register in advance may also join as a “guest” in listen-only mode by going to the Annual Meeting Website and entering their name and email.
Stockholders of record and registered beneficial owners will be able to ask questions, vote and view the list of stockholders entitled to vote during the Annual Meeting by following the instructions on the Annual Meeting website. A list of the names of stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting. To arrange review of the list of stockholders, please contact Investor Relations at (973) 407-4669 or (973) 407-2148.
The proxy materials contain necessary information about the matters on which stockholders are being asked to vote. The proxy card included with the Proxy Statement will not be updated to reflect the change in location and can continue to be used by stockholders to vote their shares in connection with the Annual Meeting.
All stockholders are urged to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the Annual Meeting proxy materials. Stockholders who have already submitted voting instructions do not need to take any action unless such stockholder wishes to change or revoke their vote.
The Proxy Statement, this Notice of Change of Location and Realogy's 2019 Annual Report are available on the Investor section of the Company's website at www.realogy.com.

By order of the Board of Directors,
Marilyn J. Wasser
Corporate Secretary